Exhibit 99.1

NEPHROS

Contact:
Marc Panoff, CFO              Garth Russell / Todd Fromer
Nephros, Inc.                 KCSA Worldwide
Tel: 212-781-5113             212-896-1250 / 212-896-1215


              Nephros Reports Second Quarter 2005 Financial Results

NEW YORK, August 15, 2005 - Nephros, Inc. (AMEX: NEP) announced today financial results for the three months and six months ended June 30, 2005.

For the quarter ended June 30, 2005, Nephros reported net revenue of $226,426, attributable to sales of its OLpur MD190 product in Europe, compared with no revenue in the corresponding period of 2004.

The Company's net loss was $2,032,333 for the second quarter of 2005 versus a net loss of $1,680,033 in the second quarter of 2004. Nephros reported a net loss attributable to common stockholders in the second quarter of 2005 of $2,032,333, or $0.17 loss per basic and diluted share, compared to a loss of $4,360,120, or $2.74 loss per basic and diluted share, in the year-earlier period.

For the six months ended June 30, 2005, Nephros reported net revenue of $2,128,091 compared with no revenue in the first six months of 2004. In the first half of 2005, net revenue recognized from product sales totaled $378,091. Half-year revenue also included a one-time, upfront fee of $1.75 million resulting from Nephros's license agreement with Asahi Kasei Medical Co., Ltd., the largest filter provider in Japan, entered into on March 2, 2005.

Nephros's net loss was $2,425,220 for the first half of 2005 versus a net loss of $3,697,766 in the comparable period last year. Nephros reported a net loss attributable to common stockholders for the first half of 2005 of $2,425,220, or $0.20 loss per basic and diluted share, compared to a loss of $8,449,353, or $5.30 loss per basic and diluted share, in the year-earlier period.

It should be noted that, although Nephros began selling products in the first quarter of 2004, Nephros does not recognize revenue from product sales until a customer's right of return has expired. Accordingly, Nephros reported no revenue during the first half of 2004. It should also be noted that the differences between net loss and net loss attributable to common stockholders for the 2004 periods are the result of the accrual of preferred dividends and the accretion of a beneficial conversion feature associated with Nephros's issuance of series D convertible preferred stock.

As of June 30, 2005, Nephros had cash, cash equivalents and short-term investments of $8,813,624.

"I am pleased with our achievements in the second quarter of 2005. In June, we received approval from the FDA to market our OLpur(TM) HD190 high flux filter in the U.S., a significant milestone for our company. While the Olpur(TM) HD190 is not expected to offer a substantial sales opportunity in the foreseeable future, we believe that the FDA approval of the Olpur(TM) HD190 is an important step in the regulatory process to gain approval for our more advanced End-Stage Renal Disease therapies in the U.S.

In addition, we recently received U.S. patent confirmation for our Olpur(TM) H2H(TM) online hemodiafiltration module, giving us the exclusive right, subject to FDA approval, to use our Olpur(TM) H2H(TM) product to open the U.S. market to hemodiafiltration, which has been shown to be a superior therapy to hemodialysis," stated Norman Barta, chief executive officer of Nephros.

"In addition to progress in the U.S., we continue to make marked strides in the European market. During the second quarter, we built upon the initial sales of our OLpur(TM) MD190 and initiated supplemental clinical trials in five European countries which are designed to demonstrate the OLpur(TM) MD190's effectiveness in removing a range of blood toxins and other factors contributing to overall therapy cost savings and patient well-being. We're pursuing our strategy of attaining targeted, measurable sales growth throughout Europe, and in turn expanding into other key geographic areas including the U.S. We have made measurable progress in the execution of our business plan during the first half of 2005, and remain focused on increasing sales and driving market penetration of our advanced mid-dilution hemodiafiltration technologies," Barta concluded.

About Nephros Inc.
Nephros, Inc., headquartered in New York, is a medical device company developing and marketing products designed to improve the quality of life for the End-Stage Renal Disease (ESRD) patient, while addressing the critical financial and clinical needs of the care provider. ESRD is a disease state characterized by the irreversible loss of kidney function. Nephros believes that its products are designed to remove a range of harmful substances more effectively, and more cost-effectively, than existing treatment methods; particularly with respect to substances known collectively as "middle molecules," due to their molecular weight, that have been found to contribute to such conditions as dialysis related amyloidosis, carpal tunnel syndrome, degenerative bone disease and ultimately, to mortality in the ESRD patient.

Forward Looking Statements
This news release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements may include statements regarding the efficacy and intended use of Nephros's technologies under development, the timelines for bringing such products to market and the availability of funding sources for continued development of such products and other statements that are not historical facts, including statements which may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. For such statements, Nephros claims the protection of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of Nephros. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that: (i) products that appeared promising in research or clinical trials to Nephros may not demonstrate anticipated efficacy, safety or cost savings in subsequent pre-clinical or clinical trials; (ii) Nephros may not obtain appropriate or necessary governmental approvals to achieve its business plan; (iii) product orders may be cancelled, patients currently using Nephros's products may cease to do so and patients expected to begin using Nephros's products may not; (iv) hemodiafiltration therapy may not be accepted in the United States and/or Nephros's technology and products may not be accepted in current or future target markets, which could lead to the failure to achieve market penetration of Nephros's products; (v) Nephros may not be able to sell its products at competitive prices or profitably; (vi) Nephros may not be able to secure or enforce adequate legal protection, including patent protection, for its products; (vii) FDA approval relating to Nephros's Olpur(TM) HD190 filter may not facilitate or have any effect on the regulatory approval process for Nephros's other products; and (viii) Nephros may not be able to achieve sales growth in Europe or expand into other key geographic markets. More detailed information about Nephros and the risk factors that may affect the realization of forward-looking statements is set forth in Nephros's filings with the Securities and Exchange Commission, including Nephros's Annual Report on Form 10-KSB filed with the SEC for the fiscal year ended December 31, 2004 and its Quarterly Report on Form 10-QSB filed with the SEC for the fiscal quarter ended June 30, 2005. Investors and security holders are urged to read those documents free of charge on the SEC's web site at www.sec.gov. Nephros does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

                                 (Tables follow)


                          NEPHROS, INC. AND SUBSIDIARY
                      Condensed Consolidated Balance Sheets

                                                                                   June 30,        December 31,
                                                                                     2005              2004
                                                                                ------------       ------------
                                                                                 (unaudited)
ASSETS
Current assets:
       Cash and cash equivalents                                                $  2,817,064       $  3,719,181
       Short-term investments                                                      5,996,560          5,995,940
       Accounts receivable                                                           219,720            174,797
       Inventory                                                                     528,125            653,351
       Prepaid expenses and other current assets                                     370,408            468,355
                                                                                ------------       ------------
              Total current assets                                                 9,931,877         11,011,624
Property and equipment, at cost less accumulated depreciation of $739,719 and $584,130 at June 30, 2005 and December 31, 2004,
  respectively                                                                     1,148,751          1,191,856
Other assets                                                                           3,822              3,822
                                                                                ------------       ------------
              Total assets                                                      $ 11,084,450       $ 12,207,302
                                                                                ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
       Accounts payable                                                         $    709,769       $    629,814
       Accrued expenses                                                              517,517            362,789
       Deferred revenue                                                               21,031             64,058
       Accrued liabilities                                                         1,500,000          1,500,000
                                                                                ------------       ------------
              Total current liabilities                                            2,748,317          2,556,661
                                                                                ------------       ------------
Stockholders' equity:
       Preferred stock, $.001 par value, 5,000,000 and 31,000,000 shares authorized at June 30, 2005 and December 31, 2004,
         respectively; no shares issued and outstanding at June
         30, 2005 and December 31, 2004                                                 --                 --
       Common stock, $.001 par value; 25,000,000 and 49,000,000
         shares authorized at June 30, 2005 and December 31, 2004,
         respectively; 12,304,498 and 12,120,248 shares issued
         and outstanding at June 30, 2005 and December 31, 2004,
         respectively                                                                 12,304             12,120
Additional paid-in capital                                                        54,739,869         53,740,171
Deferred compensation                                                             (2,188,424)        (2,479,317)
Accumulated other comprehensive income - foreign currency
  translation                                                                        (24,250)           156,433
Accumulated other comprehensive loss - unrealized losses on
  available-for-sale securities                                                       (3,440)            (4,060)
Accumulated deficit                                                              (44,199,926)       (41,774,706)
                                                                                ------------       ------------
              Total stockholders' equity                                           8,336,133          9,650,641
                                                                                ------------       ------------
              Total liabilities and stockholders' equity                        $ 11,084,450       $ 12,207,302
                                                                                ============       ============

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

                          NEPHROS, INC. AND SUBSIDIARY
                 Condensed Consolidated Statements of Operations
                                   (unaudited)


                                                          Three Months Ended June 30,             Six Months Ended June 30,
                                                       ---------------------------------       --------------------------------
                                                           2005                2004                2005               2004
                                                       ------------        -------------       ------------        ------------

Net contract revenues                                  $       --          $       --          $  1,750,000        $       --
Net product revenues                                        226,426                --               378,091                --
                                                       ------------        ------------        ------------        ------------
      Net revenues                                          226,426                --             2,128,091                --
                                                       ------------        ------------        ------------        ------------
Operating costs and expenses:
      Cost of product revenue                               113,681              54,304             249,049              66,922
      Research and development                              551,009             601,992           1,013,710           1,292,016
      Selling, general and administrative                 1,656,533           1,024,307           3,409,021           2,340,743
                                                       ------------        ------------        ------------        ------------
           Total operating expenses                       2,321,223           1,680,603           4,671,780           3,699,681
                                                       ------------        ------------        ------------        ------------
Loss from operations                                     (2,094,797)         (1,680,603)         (2,543,689)         (3,699,681)
                                                       ------------        ------------        ------------        ------------
Other income:
      Interest income                                        62,464                 570             118,469               1,915
                                                       ------------        ------------        ------------        ------------
           Total other income                                62,464                 570             118,469               1,915
                                                       ------------        ------------        ------------        ------------
Net loss                                                 (2,032,333)         (1,680,033)         (2,425,220)         (3,697,766)

Dividends and accretion to redemption
   value of redeemable convertible
   preferred stock                                             --            (2,680,087)               --            (4,751,587)
                                                       ------------        ------------        ------------        ------------
Net loss attributable to common stockholders           $ (2,032,333)       $ (4,360,120)       $ (2,425,220)       $ (8,449,353)
                                                       ============        ============        ============        ============

Basic and diluted net loss attributable
  to common stockholders per common share              $      (0.17)       $      (2.74)       $      (0.20)       $      (5.30)
                                                       ============        ============        ============        ============

Shares used in computing basic and
  diluted net loss attributable to common
  stockholders per common share                          12,304,498           1,593,659          12,228,151           1,593,659
                                                       ============        ============        ============        ============

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

                          NEPHROS, INC. AND SUBSIDIARY
                 Condensed Consolidated Statements of Cash Flows
                                   (unaudited)

                                                                                     Six months ended June 30,
                                                                                  -------------------------------
                                                                                      2005               2004
                                                                                  -----------        ------------

Operating activities
       Net loss                                                                   $(2,425,220)       $(3,697,766)
       Adjustments to reconcile net loss to net cash used in operating activities:
           Depreciation and amortization                                              155,589             71,554
           Noncash stock-based compensation                                           290,893            417,608
           (Increase) decrease in operating assets
              Accounts receivable                                                     (44,923)           (24,113)
              Prepaid expenses and other current assets                                97,947           (542,764)
              Inventory                                                               125,226             98,799
           Increase (decrease) in operating liabilities
              Accounts payable and accrued expenses                                   234,683           (165,507)
              Deferred revenue                                                        (43,027)            38,830
                                                                                  -----------        -----------
                     Net cash used in operating activities                         (1,608,832)        (3,803,359)
                                                                                  -----------        -----------
Investing activities
       Purchase of property and equipment                                            (112,484)          (481,042)
                                                                                  -----------        -----------
                     Net cash used in investing activities                           (112,484)          (481,042)
                                                                                  -----------        -----------
Financing activities
       Proceeds from issuance of preferred stock, net                                    --            3,811,538
       Proceeds from exercise of warrants                                                --               87,500
       Proceeds from issuance of common stock subsequent to the initial
         public offering                                                              955,521               --
       Adjustment to proceeds from initial public offering of common stock             44,361               --
                                                                                  -----------        -----------
                     Net cash provided by financing activities                        999,882          3,899,038
                                                                                  -----------        -----------
Effect of exchange rates on cash                                                     (180,683)           (38,397)
                                                                                  -----------        -----------
                     Net increase (decrease) in cash and cash equivalents            (902,117)          (423,760)
       Cash and cash equivalents, beginning of period                               3,719,181          4,121,263
                                                                                  -----------        -----------
       Cash and cash equivalents, end of period                                   $ 2,817,064        $ 3,697,503
                                                                                  ===========        ===========
Supplemental disclosure of cash flow information
       Cash paid for income taxes                                                 $    11,630        $       723

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